UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant to Section 13 or 15(d) of

the Securities Exchange Act of 1934

May 10, 2013 (May 9, 2013)

Date of Report (Date of earliest event reported)

FIRST INDUSTRIAL REALTY TRUST, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-13102	36-3935116
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification No.)

311 S. Wacker Drive, Suite 3900

Chicago, Illinois 60606

(Address of principal executive offices, zip code)

(312) 344-4300

(Registrant’s telephone number, including area code)

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

As discussed in Item 5.07 below, the stockholders of First Industrial Realty Trust, Inc. (the “Company”) approved the Charter Amendments (as defined in Item 5.07 below) at the Company’s 2013 annual meeting of stockholders (the “Annual Meeting”), including an amendment to immediately declassify the Company’s Board of Directors. In order to effect the immediate declassification of the Board of Directors, directors whose terms were set to expire at the Company’s 2014 and 2015 annual meetings of stockholders resigned from the Board of Directors at the Annual Meeting immediately following the approval of each of the Charter Amendments by the Company’s stockholders, and the nomination of each of such directors to serve for a one-year term expiring at the 2014 annual meeting of stockholders was presented to the Company’s stockholders for approval. As discussed in Item 5.07 below, each director is now serving a one-year term expiring at the 2014 annual meeting of stockholders and until his successor is duly elected and qualifies.

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal year

As discussed in Item 5.07 below, the Company’s stockholders approved the Charter Amendments at the Annual Meeting. The Charter Amendments were adopted by the Company’s Board of Directors subject to stockholder approval at the Annual Meeting, and have thus become effective.

The text of the Articles of Amendment, effective May 9, 2013, reflecting the Charter Amendments, is attached as Exhibit 3.1 to this report.

On February 27, 2013, the Board of Directors approved, subject to approval of the Company’s stockholders at the Annual Meeting of each of the Charter Amendments, certain amendments to the Company’s Amended and Restated Bylaws that would (i) implement a plurality vote standard in contested director elections, (ii) modify the Company’s “advance notice” bylaw to require that notice of stockholder proposals or director nominations to be considered at an annual meeting be provided to the Company not less than 120 days nor more than 150 days prior to the anniversary date of the mailing of the proxy statement relating to the prior year’s annual meeting and (iii) make certain other changes designed to update and modernize the bylaws. As a result of the stockholders’ approval of each of the Charter Amendments at the Annual Meeting, the above-described amendments to the Company’s Amended and Restated Bylaws have become effective.

The text of the Company’s Second Amended and Restated Bylaws, effective May 9, 2013, is attached as Exhibit 3.2 to this report.

Item 5.07 Submission of Matters to a Vote of Security Holders

The Annual Meeting was held on May 9, 2013. Of the 107,485,907 shares of common stock outstanding and entitled to vote on the March 19, 2013 record date, a total of 98,223,534 shares of common stock were represented in person or by proxy. Results of votes with respect to proposals submitted at that meeting are as follows:

a.	To amend the Company’s charter as follows (collectively, the “Charter Amendments”):

i.	To declassify the Company’s Board of Directors. The Company’s stockholders voted to approve this proposal with 89,244,625 votes “For” and 358,806 votes “Against”. There were 56,075 abstentions and 8,564,028 broker non-votes.

ii.	To provide that, consistent with the Company’s current director removal standard, directors may be removed by the stockholders of the Company only for cause. The Company’s stockholders voted to approve this proposal with 81,041,136 votes “For” and 8,563,133 votes “Against”. There were 55,237 abstentions and 8,564,028 broker non-votes.

iii.	To provide more complete and modern ownership and transfer restrictions, designed to, among other things, assist the Company in complying with requirements related to its qualification as a REIT. The Company’s stockholders voted to approve this proposal with 82,445,956 votes “For” and 7,115,173 votes “Against”. There were 98,377 abstentions and 8,564,028 broker non-votes.

iv.	To delete the current definition of “Independent Director” so as to ensure consistency with NYSE standards. The Company’s stockholders voted to approve this proposal with 89,083,020 votes “For” and 497,760 votes “Against”. There were 78,726 abstentions and 8,564,028 broker non-votes.

v.	To remove an existing exception from the Company’s election to be governed by the provisions of the Maryland Business Combination Act. The Company’s stockholders voted to approve this proposal with 89,032,370 votes “For” and 557,881 votes “Against”. There were 69,255 abstentions and 8,564,028 broker non-votes.

b.	Because each of the Charter Amendments were approved at the Annual Meeting, to elect the six directors listed below to the Board of Directors to serve until the 2014 annual meeting of stockholders and until their successors are duly elected and qualify. The Company’s stockholders voted to elect the six nominees to serve as directors. Votes recorded, by nominee, were as follows:

NOMINEE	FOR	Against	Abstain
Matthew S. Dominski	88,724,052	896,600	38,854
Bruce W. Duncan	88,684,980	935,353	39,173
H. Patrick Hackett, Jr.	88,731,965	888,876	38,665
John Rau	88,572,111	1,046,800	40,595
L. Peter Sharpe	88,037,623	1,583,668	38,215
W. Ed Tyler	86,830,374	2,792,444	36,688

There were 8,564,028 broker non-votes with respect to each nominee.

c.	To approve, on an advisory (i.e. non-binding) basis, the compensation of the Company’s named executive officers as disclosed in the proxy statement for the Annual Meeting. The Company’s stockholders voted to approve this proposal with 87,471,172 votes “For” and 2,005,305 votes “Against”. There were 183,029 abstentions and 8,564,028 broker non-votes.

d.	To ratify the appointment of PricewaterhouseCoopers LLP as the Company’s independent registered certified public accounting firm for the fiscal year ended December 31, 2013. The Company’s stockholders voted to approve this proposal with 97,546,391 votes “For” and 624,987 votes “Against”. There were 52,156 abstentions.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits:

Exhibit No.	Description
3.1	Articles of Amendment of First Industrial Realty Trust, Inc.

3.2	Second Amended and Restated Bylaws of First Industrial Realty Trust, Inc.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FIRST INDUSTRIAL REALTY TRUST, INC.

By:	/s/ John W. Lee
Name: John W. Lee
Title: General Counsel

Date: May 10, 2013